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                                                                    EXHIBIT 11.1


                                KITTY HAWK, INC.
                STATEMENT OF COMPUTATION OF NET INCOME PER SHARE

                                                                               Year Ended August 31,
                                                                       --------------------------------------
                                                                          1994         1995          1996
                                                                       ----------   ----------     ----------
 Primary net income per share (1):


 Weighted average number of common shares outstanding                   7,423,436    7,423,436      7,481,999

 Common shares related to SAB No. 83 (2)                                  544,274      544,274        445,857(3)
                                                                       ----------   ----------     ----------
      Weighted average common and common equivalent shares
      outstanding                                                       7,967,710    7,967,710      7,927,856
                                                                       ==========   ==========     ==========



 Net income                                                            $5,260,696   $4,416,394     $4,109,189
                                                                       ==========   ==========     ==========

 Net income per share                                                       $0.66        $0.55          $0.52
                                                                       ==========   ==========     ==========


 Fully diluted net income per share:


 Weighted average number of common shares outstanding                   7,423,436    7,423,436      7,481,999

 Common shares related to SAB No. 83 (2)                                  544,274      544,274        445,857(3)
                                                                       ----------   ----------     ----------
      Weighted average common and common equivalent shares
      outstanding                                                       7,967,710    7,967,710      7,927,856
                                                                       ==========   ==========     ==========


 Net income                                                            $5,260,696   $4,416,394     $4,109,189
                                                                       ==========   ==========     ==========


 Net income per share                                                       $0.66        $0.55          $0.52
                                                                       ==========   ==========     ==========

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(1)      The Company reports primary net income per share as the effect of dilutive securities is less than 3%.

(2) Stock options granted to executives within 12 months of the filing date have been included in this line item through the date of exercise. See Note 1 of Notes to Consolidated Financial Statements.

(3)      Stock option grants were exercised on June 26, 1996.